As filed with the Securities and Exchange Commission on June 8, 1999
                                                 (Commission File No. 000-26085)
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -------------------------------------------------------


                                   FORM 10/A-1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                           Under Section 12(b) or (g)

                     of the Securities Exchange Act of 1934


                        AMERICAN INTERACTIVE MEDIA, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                 88-0233444
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

        611 BROADWAY, SUITE 308
           NEW YORK, NEW YORK                               10012
(Address of Principal Executive Office)                   (Zip Code)

             -------------------------------------------------------


       Registrant's telephone number, including area code: (212) 539-0700

             -------------------------------------------------------




        SECURITIES TO BE REGISTERED UNDER SECTION 12(b) OF THE ACT: None




           SECURITIES TO BE REGISTERED UNDER SECTION 12(g) OF THE ACT:

                         Common Stock, $0.001 Par Value
                                (Title of Class)



================================================================================

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

     (b) Exhibit List

Exhibit
Number                          Description of Exhibit
------                          ----------------------

2.1 Agreement and Plan of Merger dated September 26, 1997 among American Interactive Media, Inc., AIME Merger Corp. and WebFeat, Inc.*+

3.1            Certificate of Incorporation of Registrant*

3.2            By-laws of Registrant*

4.1            Floating Rate  Convertible  Secured  Debenture  dated December 4,
               1997*

4.2            Floating Rate  Convertible  Secured  Debenture  dated February 3,
               1998*

4.3 Securities Purchase Agreement dated December 3, 1997 between Hollinger Digital, Inc. and American Interactive Media, Inc., as amended by a Consent and Waiver between Hollinger Digital, Inc. and American Interactive Media, Inc. dated as of November 16, 1998*

4.4 Consent and Waiver Agreement dated November 16, 1998 by and among Hollinger Digital, Inc., Pioneer Ventures Associates Limited Partnership and American Interactive Media, Inc.*

4.5 Pledge and Security Agreement dated December 4, 1997 by and among American Interactive Media, Inc. and Hollinger Digital, Inc.*

4.6 Certificate of Designation of Series A Senior Convertible Preferred Stock of American Interactive Media, Inc., dated November 16, 1998 as filed with the Delaware Secretary of State on November 16, 1998*

9.1 Voting Trust and Stockholders' Agreement dated January 1, 1997 by and among WebFeat, Inc., Mark Graff and the Stockholders (as defined therein)*

9.2 Voting and Shareholders Agreement dated as of November 16, 1998 by and among Pioneer Ventures Associates Limited Partnership and the Principal Shareholders of American Interactive Media, Inc. (as defined therein)*

9.3 Shareholders Agreement dated as of November 16, 1998 by and among Hollinger Digital, Inc., Pioneer Ventures Associates Limited Partnership and Mark Graff*

10.1 Employment Agreement dated as of October 10, 1997 by and among Peter B. Yunich and American Interactive Media, Inc.*

10.2 Separation Agreement dated as of August 28, 1998 by and among Peter B. Yunich and American Interactive Media, Inc.*

10.3 Employment Agreement dated October 10, 1997 by and among Mark Graff and American Interactive Media, Inc.*

10.4           1999 Stock Incentive Option Plan*

10.5 Investment Agreement dated November 16, 1998 by and between Pioneer Ventures Limited Partnership and American Interactive Media, Inc.*

10.6 AIM Stock Agreement dated as of December 30, 1998 by and among American Interactive Media, Inc. and Bid.Com International Inc.**

10.7 AIM License Agreement dated as of December 30, 1998, by and among American Interactive Media, Inc. and Bid.Com International Inc.**

10.8 Operating Agreement of AIM/New Tech LLC dated as of August 27, 1998 by and among AIM/New Tech LLC, New Tech Entertainment, LLC and American Interactive Media, Inc.

10.9 Common Stock Purchase Option dated December 4, 1997 issued to Hollinger Digital, Inc.*

10.10          Warrant  dated  December  4, 1997  issued to  Hollinger  Digital,
               Inc.*

10.11 Warrant dated November 16, 1998 issued to Pioneer Ventures Associates Limited Partnership*

10.12          Warrant  dated  November  16, 1998 issued to Ventures  Management
               Partners LLC*

16.1           Letter re change in certifying accountant*

27             Financial Data Schedule*

-------------------------
*    Previously filed

**   Confidential treatment has been requested as to portions of this exhibit

+    Schedules have been omitted and will be furnished upon request

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      AMERICAN INTERACTIVE MEDIA, INC.
                                              (Registrant)

Dated: June 8, 1999


                                     By: /s/  Mark Graff
                                         -------------------------------------
                                         Name:  Mark Graff
                                         Title:  President and Chief Executive
                                                 Officer

                           EXHIBIT LIST


Exhibit                                                           Sequential
Number                        Description of Exhibit              Page Number
--------------------------------------------------------------------------------
2.1            Agreement  and Plan of Merger dated  September 26,
               1997 among American  Interactive Media, Inc., AIME
               Merger Corp. and WebFeat, Inc.*+

3.1            Certificate of Incorporation of the Registrant*

3.2            By-laws of the Registrant*

4.1            Floating Rate Convertible  Secured Debenture dated
               December 4, 1997*

4.2            Floating Rate Convertible  Secured Debenture dated
               February 3, 1998*

4.3 Securities Purchase Agreement dated December 3, 1997 between Hollinger Digital, Inc. and American Interactive Media, Inc., as amended by a Consent and Waiver between Hollinger Digital, Inc. and American Interactive Media, Inc. dated as of November 16, 1998*

4.4            Consent and Waiver  Agreement  dated  November 16,
               1998 by and among Hollinger Digital, Inc., Pioneer
               Ventures   Associates   Limited   Partnership  and
               American Interactive Media, Inc.*

4.5            Pledge and Security  Agreement  dated  December 4,
               1997 by and among American Interactive Media, Inc.
               and Hollinger Digital, Inc.*

4.6 Certificate of Designation of Series A Senior Convertible Preferred Stock of American Interactive Media, Inc., dated November 16, 1998 as filed with the Delaware Secretary of State on November 16, 1998*

9.1            Voting  Trust and  Stockholders'  Agreement  dated
               January 1, 1997 by and among WebFeat,  Inc.,  Mark
               Graff and the Stockholders (as defined therein)*

9.2 Voting and Shareholders Agreement dated as of November 16, 1998 by and among Pioneer Ventures Associates Limited Partnership and the Principal Shareholders of American Interactive Media, Inc. (as defined therein)*

9.3            Shareholders  Agreement  dated as of November  16,
               1998 by and among Hollinger Digital, Inc., Pioneer
               Ventures  Associates Limited  Partnership and Mark
               Graff*

10.1           Employment  Agreement dated as of October 10, 1997
               by  and  among  Peter  B.   Yunich  and   American
               Interactive Media, Inc.*

10.2           Separation  Agreement  dated as of August 28, 1998
               by  and  among  Peter  B.   Yunich  and   American
               Interactive Media, Inc.*

10.3 Employment Agreement dated October 10, 1997 by and among Mark Graff and American Interactive Media,
               Inc.*

10.4           1999 Stock Incentive Option Plan*

10.5 Investment Agreement dated November 16, 1998 by and between Pioneer Ventures Limited Partnership and American Interactive Media, Inc.*

10.6 AIM Stock Agreement dated as of December 30, 1998 by and among American Interactive Media, Inc. and Bid.Com International Inc. **

10.7           AIM License  Agreement  dated as of  December  30,
               1998,  by and among  American  Interactive  Media,
               Inc. and Bid.Com International Inc. **

10.8           Operating  Agreement  of AIM/New Tech LLC dated as
               of August 27, 1998 by and among  AIM/New Tech LLC,
               New   Tech   Entertainment,   LLC   and   American
               Interactive Media, Inc.

10.9           Common Stock  Purchase  Option  dated  December 4,
               1997 issued to Hollinger Digital, Inc.*

10.10          Warrant dated December 4, 1997 issued to Hollinger
               Digital, Inc.*

10.11          Warrant dated  November 16, 1998 issued to Pioneer
               Ventures Associates Limited Partnership*

10.12          Warrant dated November 16, 1998 issued to Ventures
               Management Partners LLC*

16.1           Letter re change in certifying accountant*

27             Financial Data Schedule*

--------
*    Previously filed

**   Confidential treatment has been requested as to portions of this exhibit

+    Schedules have been omitted and will be furnished upon request